UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 572-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2018, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into a Note Distribution Agreement (the “Distribution Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the agents named therein (the “Agents”), under which the Company may offer and sell, from time to time, up to an aggregate principal amount of $25,000,000 (the “Placement Notes”) of its 6.50% Senior Notes due 2027 (the “Notes”).

Sales of the Placement Notes, if any, pursuant to the Distribution Agreement may be made in transactions involving an offering of the Placement Notes into an existing trading market for the Notes at other than a fixed price, pursuant to Rule 415 under the Securities Act of 1933, as amended. The Notes currently trade on the NYSE American under the symbol “LTSL”.

The Agents are not required to sell any specific number of the Placement Notes, but the Agents will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the Agents and the Company. Under the Distribution Agreement, the Agents will be entitled to compensation of up to 2.0% of the gross proceeds of all Placement Notes sold through the Agents.

The Placement Notes sold pursuant to the Distribution Agreement will be issued pursuant to a prospectus dated April 27, 2017, as supplemented by a prospectus supplement dated February 15, 2018, in each case filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-216733) (the “Registration Statement”), which was declared effective by the Commission on April 27, 2017. The Placement Notes will be issued under the Indenture, dated as of November 21, 2017 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 21, 2017 (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank, National Association, as trustee.

The Placement Notes that the Company may offer and sell will constitute a further issuance of and are fungible with the $72,500,000 in aggregate principal amount of Notes that the Company issued on November 21, 2017 and the $4,068,700 in aggregate principal amount of Notes that the Company issued on December 12, 2017 (collectively, the “Initial Notes”), respectively, and form a single series of debt securities with the Initial Notes. The Placement Notes will have terms identical to the Initial Notes, and will have the same CUSIP number as, and will be fungible and vote together with, the Initial Notes, immediately upon issuance.

Interest on the Placement Notes will accrue from the most recent interest payment date immediately preceding the date of issuance of the Placement Notes, unless the Placement Notes are issued after the record dates noted below, but prior to the interest payment date immediately following such record date, in which case the Placement Notes will not begin to accrue interest until the interest payment date immediately following such record date. The interest payable on each interest payment date will be paid only to holders of record of the Placement Notes at the close of business on March 15, June 15, September 15 and December 15 of each year, as the case may be, and will be paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year.

The Base Indenture, Supplemental Indenture and Notes are further described in the Company’s Current Report on Form 8-K, filed with the Commission on November 21, 2017 (the “November Form 8-K”). Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full texts of the Base Indenture, Supplemental Indenture and form of Note, copies of which are attached to the November Form 8-K as exhibits 4.1, 4.2 and 4.3, respectively, thereto and incorporated by reference herein and in the Registration Statement.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the text of the Distribution Agreement included as Exhibit 1.1 hereto and incorporated by reference herein and in the Registration Statement.

Attached as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference herein and in the Registration Statement is a copy of the opinion of Holland & Knight LLP relating to the validity of the Placement Notes.

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes, the Base Indenture and the Supplemental Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Note Distribution Agreement, dated as of February 15, 2018, between the Company and Ladenburg Thalmann & Co. Inc., as representative of the agents named therein.

4.1	Form of 6.50% Senior Note due 2027 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 21, 2017).

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

23.2	Consent of Egan-Jones Ratings Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2018	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer

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